Exhibit 10.2


                               FOSTER WHEELER INC.

                             STOCK OPTION AGREEMENT

           THIS AGREEMENT (the "Agreement"), dated as of the 24th day of September, 2002, between Foster Wheeler Inc. located at Perryville Corporate Park, Clinton, New Jersey (the "Company") and Raymond J. Milchovich ("Optionee").

           WHEREAS, the Optionee previously entered into an employment agreement ("Employment Agreement") with Foster Wheeler Ltd. (the "Parent"), and

           WHEREAS, in accordance with the First Amendment to the Employment Agreement Between Foster Wheeler Ltd. and Raymond J. Milchovich, the Company wishes to grant to the Optionee an option to purchase common shares of Foster Wheeler Ltd.

           NOW, THEREFORE, it is agreed as follows:

           1. OPTION. Pursuant to this Agreement and subject to the terms and conditions hereof, the Company hereby grants to Optionee this non-qualified stock option ("Option") to purchase 1,000,000 common shares of Parent at $1.64 per share, which is the mean of the high and low sale prices of the Common Shares of Parent on the New York Stock Exchange on the date of grant of this Option.

           2. EXERCISE OF OPTION. Except as provided in Section 4 hereof, this Option shall become exercisable ("vest") in stages. A portion of the Option representing 20,849 shares shall vest on the date of this grant and 20,833 shares shall vest on the first day of each successive month hereafter through and including August 1, 2006. This Option expires ten (10) years from the date hereof.

           This Option may be exercised, to the extent exercisable in accordance with this Agreement in whole or part by written notice to the Company, except that this Option shall not be exercisable if, in the opinion of counsel for the Company, exercise of this Option or delivery of shares pursuant thereto might
(i) result in a violation of any law or regulation of an agency of government or
(ii) have an adverse effect on the listing status or qualification of Parent shares on any securities exchange; provided that the Company shall take or cause to be taken all action necessary to satisfy any requirement of law or such regulation, or to avoid any such adverse effect.

           3. PAYMENT OF PURCHASE PRICE. Payment for shares as to which this Option is exercised shall be made at the time written notice of exercise is given. The option price shall be paid upon exercise (i) in cash in U.S. dollars, or (ii) common shares of Parent owned of record by the Optionee and purchased or held for the requisite period of time as necessary to avoid a charge to the Company's, Parent's or any of their affiliate's earnings for financial reporting purposes. Such common shares shall be valued at the mean of the high and low sale prices of such shares on the New York Stock Exchange on the day of exercise. At the time of receipt of common shares upon exercise of the Option, the Optionee shall be required to pay to, or as directed by, the Company in cash any taxes of any kind required by law to be withheld with respect to such shares, or make arrangements satisfactory to the Board of Directors of the Company (the "Board") regarding payment of such taxes, and the Company and Parent shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

           4. TERMINATION OF EMPLOYMENT. If the Optionee is terminated because the Optionee is physically or mentally disabled and is unable to perform the Optionee's principal services pursuant to the Employment Agreement, or is terminated Without Cause (as defined in the Employment Agreement) by Parent, the Company, or a subsidiary or affiliate of Parent, or the Optionee terminates


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 employment for Good Reason (as defined in the Employment Agreement), this
 Option shall vest with respect to all of the shares subject to this Option, and shall remain exercisable through the second anniversary of such termination.

           If the Optionee dies while employed by Parent, the Company or a subsidiary or affiliate of Parent, this Option shall vest with respect to all of the shares subject to this Option, and shall remain exercisable by a legatee or legatees of the Optionee under the last will, or by the Optionee's personal representatives or distributees, as applicable, through the second anniversary of the Optionee's death.

           If the Optionee retires under a pension plan of Parent, the Company or a subsidiary or affiliate of Parent, this Option shall vest with respect to all of the shares subject to this Option, and shall remain exercisable until the earlier of one year from the date of grant, and the expiration date of the Option.

           In the event that the Optionee's employment is terminated for Cause (as defined in the Employment Agreement) by the Parent, the Company or a subsidiary or affiliate of Parent or the Optionee terminates his employment other than for Good Reason (as defined in the Employment Agreement), this Option, to the extent unvested, shall be immediately forfeited and the remainder of this Option, to the extent unexercised on the date which is ninety (90) days after such termination, shall be forfeited.

           Notwithstanding the foregoing provisions of this Section 4, under no circumstances shall this Option be exercised after the expiration date stated in
Section 2 hereof.

           5. INVESTMENT REPRESENTATIONS. If at the time of exercise of all or part of the Option the common shares of Parent are not registered under the Securities Act and/or there is no current prospectus in effect under the Securities Act with respect to common shares, the Optionee shall execute, prior to the issuance of any such shares to the Optionee, an agreement (in such form as the Board may specify) in which the Optionee, among other things, represents, warrants and agrees that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof, that the Optionee has knowledge and experience in financial and business matters, that the Optionee is capable of evaluating the merits and risks of owning any such shares purchased or acquired under this Agreement, that the Optionee is a person who is able to bear the economic risk of such ownership and that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to (a) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, the Optionee shall, prior to any offer for sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Board, from counsel acceptable to the Board, as to the applicability of such exemption thereto.

           6. RECAPITALIZATION. In the event of changes in Parent common shares by reason of share dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Board of Directors of the Company (the "Board") in (a) the number and class of shares to which Optionee will thenceforth be entitled upon exercise of this Option, and (b) the price which the Optionee shall be required to pay upon exercise. Whether any adjustment or modification is required as a result of the occurrence of any of the events heretofore specified, and the amount thereof, shall be determined, in good faith, by the Board, which determination shall be final, binding and conclusive.


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           7. CONTINUED EMPLOYMENT. So long as the Optionee shall continue to be an employee of Parent, the Company or a subsidiary or affiliate of Parent, the Option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Board. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of Parent, the Company or a subsidiary or affiliate of Parent or interfere in any way with the right of Parent, the Company or each such subsidiary or affiliate to terminate the Optionee's employment at any time, with or without cause.

           8. TRANSFERABILITY. This Option is not transferable by Optionee except by will or by the laws of descent and distribution and is exercisable during Optionee's lifetime only by him or a court appointed guardian. No assignment or transfer by Optionee of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or by the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever. Upon any attempt to assign or transfer this Option, the Option shall forthwith terminate.

           Notwithstanding the foregoing, Optionee may transfer this Option to any one or more of the following: Optionee's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of Optionee, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. If the Option is so transferred to the aforementioned persons, trusts or entities in respect of Optionee, the transferee shall be subject to the provisions of Paragraph 4 concerning the exercisability following Optionee's termination of employment.

           9. RIGHTS AS A SHAREHOLDER. Optionee shall not be deemed for any purpose to be a shareholder of Parent except to the extent that this Option shall have been exercised in accordance with this Agreement.

           10. CORPORATE ACTION BY PARENT. Existence of this Option shall not impair the right of Parent or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in its capital structure or business, to consummate any merger or consolidation of Parent, to issue bonds, debentures, preferred or prior preference stocks ahead of or affecting the common shares or the rights thereof, to dissolve or liquidate Parent, to sell or transfer all or any part of its assets or business, or to do or take any other corporate act or proceeding it or they might have done or taken if this Option was not in existence.

           11. CHANGE OF CONTROL. If during the Term, as defined in the Employment Agreement, Parent, the Company or a subsidiary or affiliate of Parent terminates the Optionee's employment Without Cause (as defined in the Employment Agreement) or the Optionee terminates his employment with Good Reason (as defined in the Employment Agreement), in each case following a Change of Control (as defined in the Employment Agreement), or if the Optionee terminates his employment for any reason during the thirty (30) day period commencing on the date which is twelve months following such Change of Control, this Option shall vest with respect to all of the shares subject to this Option, and shall remain exercisable through the second anniversary of such termination.

           Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control, as defined in the Employment Agreement, this Option, to the extent not exercisable and vested as of the date such Change of Control is determined to have occurred, shall become fully exercisable and vested.

           12. DISPUTES. Issues arising out of this Option shall be resolved in accordance with the Dispute Resolution Procedure set forth in Section 11 of the Employment Agreement.

           13. TERMS AND CONDITIONS. This Agreement is subject to all terms and conditions of the Employment Agreement.

           14. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of New Jersey without regard to the principles of conflicts of law which might otherwise apply.

           15. NOTICE. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail to the Company at the office of the Secretary of Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, and to the Optionee at his principal residence as reflected in the records of the Parent.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized Officers and Optionee has hereunto set his hand, as of the day and year first above written.

                                      FOSTER WHEELER INC.



                                      BY:/S/ JOSEPH T. DOYLE
                                        -----------------------------------
                                          Joseph T. Doyle
                                          Senior Vice President and CFO


                                         /S/RAYMOND J. MILCHOVICH
                                      -------------------------------------
                                         Raymond J. Milchovich
                                         Optionee

ATTEST:


/S/ LISA FRIES GARDNER
------------------------
    Secretary